CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 27, 2020, relating to the consolidated financial statements of Rise Gold Corp. as at and for the year ended July 31, 2020, which is part of this Registration Statement.

We also consent to the reference to us under the caption "Interests of Experts" in the Registration Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada | Chartered Professional Accountants

December 23, 2020